                                                                    EXHIBIT 10.1




                                 FIRST AMENDMENT
                                       OF
                           TAYLOR CAPITAL GROUP, INC.
                                   401(k) PLAN



                  WHEREAS, Taylor Capital Group, Inc. (the "Company") established and maintains the Taylor Capital Group, Inc. 401(k) Plan (the "Plan"); and

                  WHEREAS, the Board of Directors of this Company believe the best interests of this Company and the employees of this Company would be served by amending the loan provisions of the Plan to extend the time in which a loan may be repaid upon an employee's termination of employment;

                  NOW, THEREFORE, IT IS RESOLVED that, pursuant to the power to amend the Plan reserved to this Company by Section 15.1 of the Plan, and by authority granted to the officers of this Company by the Board of Directors of this Company in resolutions adopted on ______________, 1999, the text of Section 9.3(e)(ii) of the Plan is hereby replaced by the following effective January 1, 1999:

                  "A participant whose settlement date has occurred and who has an unpaid loan or unpaid portion of a loan still outstanding immediately prior to the settlement date may repay an amount equal to the unpaid balance of such loan.

                  If (A) the participant will not receive an immediate distribution of his Plan benefits, repayment may be made by the last day of the calendar quarter following the calendar quarter in which his settlement date occurs, or if (B) the participant will receive an immediate distribution of his Plan benefits, repayment may be made prior to the time distribution of his Plan benefits will be made.

                  If a participant does not repay the entire balance of the loan within the time period specified in (A) or (B) of this subparagraph (ii), the balance of the loan shall be considered in default as of the date specified in (A) or (B) of this subparagraph (ii).

                  On the date that a loan is considered in default, the promissory note shall immediately become due and payable and an amount equal to such loan or any part thereof, together with the accrued interest thereon, shall be deemed distributed to the participant and shall be charged to the participant's accounts after all other adjustments required under the Plan have been made, but before any other distribution.

                  The provisions of this subparagraph (ii) shall apply to existing loans provided the loan recipients are notified of the terms of this subparagraph (ii), as well as to new loans."


                                    *     *     *


                  IN WITNESS WHEREOF, Taylor Capital Group, Inc. has caused these presents to be signed on its behalf by its duly authorized officer this ____ day of _________________, 1999.

                                           TAYLOR CAPITAL GROUP, INC.


                                           By:
                                              ----------------------------------
                                           Its:
                                               ---------------------------------





                                      -2-